      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 13, 1997

                                                      REGISTRATION NO. 333-25375
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 2

                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                             AMCORE FINANCIAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                     NEVADA
                        (STATE OR OTHER JURISDICTION OF
                         INCORPORATION OR ORGANIZATION)

                                      6022
                          (PRIMARY STANDARD INDUSTRIAL
                          CLASSIFICATION CODE NUMBER)

                                   36-3183870
                                (I.R.S. EMPLOYER
                              IDENTIFICATION NO.)

                             AMCORE CAPITAL TRUST I
         (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS TRUST AGREEMENT)

                                    DELAWARE
                        (STATE OR OTHER JURISDICTION OF
                         INCORPORATION OR ORGANIZATION)

                                      6719
                          (PRIMARY STANDARD INDUSTRIAL
                          CLASSIFICATION CODE NUMBER)

                                   36-7185946
                                (I.R.S. EMPLOYER
                              IDENTIFICATION NO.)

                               501 SEVENTH STREET
                            ROCKFORD, ILLINOIS 61104
                                 (815) 968-2241
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                 JOHN R. HECHT
                             SENIOR VICE PRESIDENT
                               501 SEVENTH STREET
                            ROCKFORD, ILLINOIS 61104
                                 (815) 968-2241
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENTS FOR SERVICE)
                            ------------------------

                                   COPIES TO:
                               WILLIAM R. KUNKEL
                             SKADDEN, ARPS, SLATE,
                           MEAGHER & FLOM (ILLINOIS)
                             333 WEST WACKER DRIVE
                            CHICAGO, ILLINOIS 60606
                                 (312) 407-0700
                            ------------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
                            ------------------------
                        CALCULATION OF REGISTRATION FEE

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
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
                                                          AMOUNT        PROPOSED MAXIMUM       PROPOSED MAXIMUM       AMOUNT OF
              TITLE OF EACH CLASS OF                      TO BE          OFFERING PRICE            AGGREGATE         REGISTRATION
            SECURITIES TO BE REGISTERED                 REGISTERED         PER UNIT(1)         OFFERING PRICE(1)        FEE(2)
---------------------------------------------------------------------------------------------------------------------------------
Series B Capital Securities of AMCORE Capital Trust
  I(3).............................................    $40,000,000            100%                $40,000,000          $12,122
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Series B Junior Subordinated Deferrable Interest
  Debentures of AMCORE Financial, Inc.(2)..........
---------------------------------------------------------------------------------------------------------------------------------
AMCORE Financial, Inc. Series B Guarantee with
  respect to Series B Capital Securities(4)........
---------------------------------------------------------------------------------------------------------------------------------
    Total..........................................    $40,000,000(5)         100%              $40,000,000(6)         $12,122
=================================================================================================================================

(1) Estimated solely for the purpose of computing the registration fee.
(2) No separate consideration will be received for the Series B Junior Subordinated Deferrable Interest Debentures of AMCORE Financial, Inc. (the "Junior Subordinated Debentures") distributed upon any liquidation of AMCORE Capital Trust I.

(3) Includes $19,750,000 aggregate Liquidation Amount of Series B Capital Securities of AMCORE Capital Trust I (together with a like aggregate principal amount of AMCORE Financial, Inc.'s Series B Junior Subordinated Deferrable Interest Debentures and Series B Guarantee with respect to such Series B Capital Securities, the "Private Exchange Securities") to be issued and delivered in connection with the Private Exchange (as defined herein). No separate registration fee is payable in respect of the Private Exchange Securities.

(4) No separate consideration will be received for the AMCORE Financial, Inc. Series B Guarantee.
(5) This Registration Statement is deemed to cover rights of holders of Junior Subordinated Debentures under the Indenture, the rights of holders of Series B Capital Securities of AMCORE Capital Trust I under a Declaration of Trust, the rights of holders of such Capital Securities under the Series B Guarantee and certain backup undertakings as described herein.

(6) Such amount represents the aggregate liquidation amount of the AMCORE Capital Trust I Series B Capital Securities to be exchanged hereunder and the AMCORE Capital Trust I Series B Capital Securities to be issued in the Private Exchange. Such amount is equal to the aggregate principal amount of Junior Subordinated Debentures that may be distributed to holders of such Capital Securities upon any liquidation of AMCORE Capital Trust I.

                            ------------------------
    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES



EXHIBIT
-------
 *4.1      Indenture of AMCORE Financial, Inc. relating to the Junior
           Subordinated Debentures
 *4.2      Form of Certificate of New Junior Subordinated Debenture
           (included as Exhibit A to Exhibit 4.1)
 *4.3      Certificate of Trust of AMCORE Capital Trust I
 *4.4      Declaration of Trust of AMCORE Capital Trust I
 *4.5      Amended and Restated Declaration of Trust of AMCORE Capital
           Trust I
 *4.6      Form of New Capital Security Certificate for AMCORE Capital
           Trust I (included as Exhibit A-1 to Exhibit 4.5)
 *4.7      Form of New Guarantee of AMCORE Financial, Inc. relating to the New Capital Securities
 *4.8      Registration Rights Agreement
 *5.1      Opinion of Skadden, Arps, Slate, Meagher & Flom (Illinois)
           to AMCORE Financial, Inc. and to AMCORE Capital Trust I as
           to legality of the New Junior Subordinated Debentures and
           the New Guarantee to be issued by AMCORE Financial, Inc. and the legality of the New Capital Securities to be issued by
           AMCORE Capital Trust I
 *8        Opinion of Skadden, Arps, Slate, Meagher & Flom (Illinois),
           special tax counsel, as to certain federal income tax
           matters
*12.1      Computation of ratio of earnings to combined fixed charges
           (excluding interest on deposits)
*12.2      Computation of ratio of earnings to combined fixed charges
           (including interest on deposits)
*23.1      Consent of McGladrey & Pullen, LLP
*23.3      Consent of Skadden, Arps, Slate, Meagher & Flom (Illinois)
           (included in Exhibits 5.1 and 8)
*24        Power of Attorney of certain officers and directors of
           AMCORE Financial, Inc.
*25.1      Form T-1 Statement of Eligibility of The First National Bank
           of Chicago to act as trustee under the Indenture
*25.2      Form T-1 Statement of Eligibility of The First National Bank
           of Chicago to act as trustee under the Amended and Restated
           Declaration of Trust of AMCORE Capital Trust I
*25.3      Form T-1 Statement of Eligibility of The First National Bank
           of Chicago to act as trustee under the New Guarantee for the benefit of the holders of New Capital Securities of AMCORE
           Capital Trust I
*99.1      Form of Letter of Transmittal
*99.2      Form of Notice of Guaranteed Delivery
*99.3      Form of Exchange Agent Agreement


-------------------------

* Previously filed.

                                     SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, AMCORE Financial, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockford, State of Illinois, on the 13th day of May, 1997.


                                          AMCORE FINANCIAL, INC.

                                          By:       /s/ JOHN R. HECHT

                                            ------------------------------------
                                                      (John R. Hecht)
                                                 (Senior Vice President and
                                                  Chief Financial Officer)


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the date set forth above.


                  SIGNATURE                                              TITLE
                  ---------                                              -----
           /s/ ROBERT J. MEULEMAN*               Director, President and Chief Executive Officer
---------------------------------------------    (principal executive officer)
            (Robert J. Meuleman)

             /s/ JOHN R. HECHT*                  Senior Vice President and Chief Financial Officer
---------------------------------------------    (principal financial officer and principal accounting
               (John R. Hecht)                   officer)

            /s/ MILTON R. BROWN*                                       Director
---------------------------------------------
              (Milton R. Brown)

           /s/ LAWRENCE E. GLOYD*                                      Director
---------------------------------------------
             (Lawrence E. Gloyd)

                /s/ TED ROSS*                                          Director
---------------------------------------------
                 (Ted Ross)

           /s/ JACK D. WARD, ESQ.*                                     Director
---------------------------------------------
            (Jack D. Ward, Esq.)

            /s/ RICHARD C. DELL*                                       Director
---------------------------------------------
              (Richard C. Dell)

        /s/ THERESA PAULETTE GILBERT*                                  Director
---------------------------------------------
         (Theresa Paulette Gilbert)

            /s/ ROBERT A. HENRY*                                       Director
---------------------------------------------
              (Robert A. Henry)

            *By /s/ JOHN R. HECHT
  ----------------------------------------
              ATTORNEY-IN-FACT

     Pursuant to the requirements of the Securities Act of 1933, AMCORE Capital Trust I certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockford, State of Illinois, on the 13th day of May, 1997.


                                          AMCORE CAPITAL TRUST I

                                          By:       /s/ JOHN R. HECHT
                                            ------------------------------------
                                                       John R. Hecht,
                                                 as Administrative Trustee

                                          By:        /s/ GREG SPRAWKA
                                            ------------------------------------
                                                       Greg Sprawka,
                                                 as Administrative Trustee

                                          By:       /s/ YVETTE POWELL
                                            ------------------------------------
                                                       Yvette Powell,
                                                 as Administrative Trustee